Exhibit 1.1

PUBLIC STORAGE

1,200,000 Depositary Shares

Each Representing 1/1,000 of a

6.5% Cumulative Preferred Share of Beneficial Interest, Series Q

Liquidation Preference Equivalent to $25.00 Per Depositary Share

UNDERWRITING AGREEMENT

April 29, 2011

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

One Bryant Park
New York, NY 10036

Ladies and Gentlemen:

Public Storage (the “Company”), a Maryland real estate investment trust (“REIT”), proposes to issue and sell an aggregate of 1,200,000 shares (the “Shares”) of its Depositary Shares (the “Depositary Shares”), each representing 1/1,000 of a 6.5% Cumulative Preferred Share of Beneficial Interest, Series Q, stated value $25,000 per share (the “Preferred Shares”), to you (the “Underwriter”).

The shares of Preferred Shares represented by the Shares will, when issued, be deposited by the Company against delivery of Depositary Receipts (“Depositary Receipts”) to be issued by Computershare Trust Company, N.A., as Depositary (the “Depositary”), under a Deposit Agreement (the “Deposit Agreement”) among the Company, the Depositary, and the holders from time to time of the Depositary Receipts issued thereunder. Each Depositary Receipt will represent one or more Depositary Shares.

The Company wishes to confirm as follows its agreement with you, in connection with the purchase of the Shares by you.

1. Agreements to Sell and Purchase.

(a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Company, at a purchase price of $24.2125 per Share, except for Shares sold by the Underwriter to institutional investors as agreed by the Company and the Underwriter, for which the purchase price shall be $24.50 per Share (the “purchase price per share”), the number of Shares set forth opposite the name of the Underwriter in Schedule I hereto.

2. Terms of Public Offering.

The Company has been advised by you that you propose to make a public offering of the Shares as soon after this Agreement has been entered into and the Registration Statement (as defined herein), and, if necessary, any post-effective amendment to the Registration Statement, has become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus (as defined herein).

3. Delivery of the Shares and Payment Therefor.

Delivery to the Underwriter of and payment for the Shares shall be made at the office of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, CA 90071-3144, at 10:00 A.M., New York City time, on May 4, 2011 (the “Closing Date”). The place of closing for the Shares and the Closing Date may be varied by agreement between you and the Company.

Certificates for the Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 P.M., New York City time, on the second business day preceding the Closing Date. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date. The certificates evidencing the Shares to be purchased hereunder shall be delivered to you on the Closing Date against payment of the purchase price therefor by wire transfer of immediately available funds to the order of the Company.

4. Representations and Warranties of the Company.

The Company represents, warrants and covenants to the Underwriter as set forth below. Certain terms used in this Section 4 are defined in paragraph (gg) hereof.

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, registration number 333-167458, on Form S-3, including the related prospectus included in the Registration Statement, for the registration under the Securities Act of 1933, as amended (the “Act”), of the offering and sale of, inter alia, the

Shares. The Company has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the “Prospectus Supplement”) specifically relating to the Shares pursuant to Rules 415 and 424 under the Act. The Company has included or will include in such Registration Statement, as amended at the Execution Time, and in the Prospectus Supplement all information required by the Act and the rules thereunder to be included therein with respect to the Shares and the offering thereof. As filed, such Registration Statement, as so amended, and form of final prospectus contained in the Registration Statement and Prospectus Supplement, contains or will contain all required information with respect to the Shares and the offering thereof and, except to the extent the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriter prior to the date hereof or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes as the Company has advised the Underwriter, prior to the Execution Time, will be included or made therein.

(b) At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date pursuant to Rule 430B and on the Closing Date, the Registration Statement complied and will comply in all material respects with the requirements of the Act and the rules thereunder and did not contain and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and on the Closing Date, complied and will comply in all material respects with the requirements of the Act and the rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(c) As of the Applicable Time (as defined below), the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the General Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter specifically for inclusion therein. As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 4:55 p.m. (Eastern time) on April 29, 2011 or such other time as agreed by the Company and the Underwriter.

“Statutory Prospectus” means the prospectus relating to the Shares contained in the Registration Statement at the Effective Date, including any document incorporated by reference therein and any Preliminary Prospectus.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Act, relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “roadshow that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained by the Company’s records pursuant to Rule 433(g) of the Act.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Underwriter, did not, does not and will not include any information that conflicted, conflicts or will conflict with any information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(d) (i) At the time of filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Act and (iv) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Act and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 of the Act “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Act objecting to the use of the automatic shelf registration statement form. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of the Shares and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Act, including the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Act.

(e) The Registration Statement has become effective under the Act, and no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are, to the knowledge of the Company, pending before or threatened by the Commission.

(f) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder and, when read together with the other information in the General Disclosure Package, at the Applicable Time, and with the Prospectus, at the date of the Prospectus and on the Closing Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances, under which they were made, not misleading.

(g) The only significant subsidiaries of the Company are the subsidiaries listed on Annex A hereto (the “Subsidiaries”). Each of the Company, the Subsidiaries, and the partnerships listed on Annex B hereto (the “Partnerships”) has been duly organized and is validly existing (in the case of the Company and each of the Subsidiaries, as a corporation) in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to own or lease and occupy its properties and conduct its business as described in the Prospectus, and is duly qualified to do business, and is in good standing, in each jurisdiction which requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the business, operations, earnings, assets or financial condition of the Company (a “Material Adverse Effect”). All of the outstanding shares of capital stock or equity interests, as applicable, of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through another Subsidiary, free and clear of any lien, adverse claim, security interest, equity, or other encumbrance. The Company owns as of the date hereof 100% of the limited partnership units of each of PSPI, PSPII, PSPIII, PSPIV, PSPV, PSPVI and PSPVIII. The Company owns as of the date hereof a 100% economic interest in PSAF LP, a 100% economic interest in PSAC LP, and 100% of the common units, 100% of the parity preferred units and 100% of the exchangeable preferred units (Series N) and 100% of the exchangeable preferred units (Series O) in PSAIP LP.

(h) The Company, each of the Subsidiaries and each Partnership have all requisite power and authority, and all necessary material authorizations, approvals, orders, licenses, certificates and permits of and from all regulatory or governmental officials, bodies and tribunals, to own or lease their respective properties and to conduct their respective businesses as now being conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus; all such authorizations, approvals, licenses, certificates and permits are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect on the Company, such Subsidiary or such Partnership; and the Company, each of the Subsidiaries and each Partnership are complying with all applicable laws, the violation of which could have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

(i) The Company, each Subsidiary and each Partnership have good and marketable title to their properties, free and clear of all material liens, charges and encumbrances and equities of record, except as set forth or reflected in the Registration Statement, the General Disclosure Package and the Prospectus.

(j) The Company, each Subsidiary and each Partnership maintains adequate insurance for the conduct of their respective business as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(k) The Company, either directly or through the Subsidiaries or Partnerships, owns or licenses or otherwise has the right to use all patents, trademarks, trade names and trade secrets material to the Company’s business as described in the Prospectus; other than routine proceedings which if adversely determined would not materially affect the business (as described in the Prospectus) of the Company, the Subsidiaries and the Partnerships taken as a whole, no claims have been asserted by any person with respect to the use of any such patents, trademarks, trade names or trade secrets or challenging or questioning the validity or effectiveness of any such patents, trademarks, trade names or trade secrets; to the best knowledge of the Company, the use, in connection with the business and operations of the Company, the Subsidiaries and the Partnerships, of such patents, trademarks and trade names does not infringe on the rights of any person.

(l) The Company’s authorized capitalization is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (including the Incorporated Documents); the beneficial interests of the Company conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus; the outstanding shares of common shares of beneficial interest, par value $.10 per share, of the Company (the “Common Shares”), 6.5% Cumulative Preferred Shares, Series W, stated value of $25,000 per share, of the Company, 6.450% Cumulative Preferred Shares, Series X, stated value of $25,000 per share, of the Company, 6.250% Cumulative Preferred Shares, Series Z, stated value of $25,000 per share, of the Company, 6.125% Cumulative Preferred Shares, Series A, stated value of $25,000 per share, of the Company, 6.600% Cumulative Preferred Shares, Series C, stated value of $25,000 per share, of the Company, 6.180% Cumulative Preferred Shares, Series D, stated value of $25,000 per share, of the Company, 6.750% Cumulative Preferred Shares, Series E, stated value of $25,000 per share, of the Company, 6.450% Cumulative Preferred Shares, Series F, stated value of $25,000 per share, of the Company, 7.000% Cumulative Preferred Shares, Series G, stated value of $25,000 per share, of the Company, 6.950% Cumulative Preferred Shares, Series H, stated value of $25,000 per share, of the Company, 7.250% Cumulative Preferred Shares, Series I, stated value of $25,000 per share, of the Company, 7.250% Cumulative Preferred Shares, Series K, stated value of $25,000 per share, of the Company, 6.750% Cumulative Preferred Shares, Series L, stated value of $25,000 per share, of the Company, 6.625% Cumulative Preferred Shares, Series M, stated value $25,000 per share, of the Company, 7.000% Cumulative Preferred Shares, Series N, stated value $25,000 per share, of the Company, 6.875% Cumulative Preferred Shares, Series O, stated value $25,000 per share, of the Company 6.5% Cumulative Preferred Shares, Series P, stated value $25.00 per share, of the Company and 6.5% Cumulative Preferred Shares, Series Q, stated value $25,000 per share of the Company have each been duly and validly authorized and issued in compliance with all Federal and state securities laws, and are fully paid and nonassessable; the Shares and the Preferred Shares have been duly and validly authorized and, when issued and delivered pursuant to this Agreement and, in the case of the Shares, the Deposit Agreement, will be fully paid and nonassessable; application has been made to list the Shares on the New York Stock Exchange; the form of certificate for the Shares will be in valid and sufficient form in compliance with New York Stock Exchange requirements; and the holders of outstanding shares of beneficial interest of the Company are not entitled to preemptive or other rights to subscribe for the Shares or the Preferred Shares.

(m) There is no pending or, to the best knowledge of the Company, after due inquiry, threatened, action, suit or proceeding before any court, governmental agency, authority or body or arbitrator involving the Company, any of the Subsidiaries or any of the Partnerships or any of their respective officers or any of their respective properties, assets or rights of a character required to be disclosed in the Registration Statement or Prospectus which is not adequately disclosed in the Preliminary Prospectus and the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required.

(n) The Company has full corporate power and authority to enter into and perform its obligations under this Agreement and the Deposit Agreement and to issue, sell and deliver the Shares and to issue and deliver the Preferred Shares; and this Agreement and the Deposit Agreement have been duly authorized; and this Agreement has been, and the Deposit Agreement as of the Closing Date, will have been, duly executed and delivered by the Company. The Deposit Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether a proceeding is considered at law or in equity).

(o) No consent, approval, authorization or order of any court or governmental agency, authority or body is required (and has not been received) for the execution by the Company of this Agreement or the Deposit Agreement, the performance by the Company of its obligations hereunder or thereunder or the consummation by the Company of the transactions contemplated herein or therein, except such as are required under the state securities or the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters. Neither the Company nor any of its affiliates is presently doing any business with the government of Cuba or with any person or affiliate located in Cuba.

(p) Neither the Company nor any of the Subsidiaries is in violation of, in conflict with, in breach of or in default under (and none of them know of an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default under) its charter or by-laws, and none of the Partnerships is in violation of its respective partnership agreement (and none of them know of an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a violation), and neither the Company, any Subsidiary nor any Partnership is in default in the performance of any obligation, agreement or condition contained in any loan, note or other evidence of indebtedness or in any indenture, mortgage, deed of trust or any other material agreement by which it or its properties are bound, except for such defaults as could not, individually or in the aggregate, have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

(q) Neither the Company, any of the Subsidiaries nor any of the Partnerships has violated any environmental, safety or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, nor has the Company, any of the Subsidiaries nor any of the Partnerships violated any Federal, state or local law relating to discrimination in the hiring, promotion, pay or terms or conditions of employment of employees nor any applicable wage or hour laws, nor has the Company or any of the Partnerships engaged in any unfair labor practice, which in each case could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

(r) Neither the issue and sale of the Shares nor the consummation of any of the other transactions herein contemplated (including without limitation the execution, delivery and performance of the Deposit Agreement, the issuance and deposit of the Preferred Shares in accordance with the Deposit Agreement and the consummation of the transactions contemplated therein) nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Company or any of the Subsidiaries or the partnership agreement of any of the Partnerships or the terms of any indenture or other agreement or instrument to which the Company, any of the Subsidiaries or any of the Partnerships is a party or is bound or any judgment, order or decree applicable to the Company, any of the Subsidiaries or any of the Partnerships of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company, any of the Subsidiaries or any of the Partnerships.

(s) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to each “pension plan” (as defined in ERISA and such regulations and published interpretations) in which employees of the Company are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations (except for such failure to so comply that would not have, singularly or in the aggregate with all other such failures to comply, a Material Adverse Effect), and has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(t) Other than as described in the General Disclosure Package (including the Incorporated Documents) and other than the grant of options or restricted share units to purchase approximately 78,725 Common Shares since January 1, 2011, there are no outstanding warrants or options to purchase any shares of beneficial interest in the Company and there are no restrictions upon the voting or transfer of, or the declaration or payment of any dividend or distribution on, any shares of beneficial interest in the Company pursuant to the declaration of trust or by-laws of the Company, any agreement or other instrument to which the Company is a party or by which the Company is bound, or any order, law, rule, regulation or determination of any court, governmental agency or body (including, without limitation, any banking or insurance regulatory agency or body), or arbitrator having jurisdiction over the Company. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(u) The Company is qualified, has been qualified since January 1, 1981, has been operating, since the beginning of the current fiscal year, in a manner that would continue to permit it to be qualified, and intends to operate so as to continue to be qualified, (i) as a REIT under Section 856 et seq. of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) to be taxed on its “real estate investment trust income” pursuant to Section 857 of the Code.

(v) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriter is, or will be, when made, inaccurate, untrue or incorrect in any material respect.

(w) Neither the Company nor any of its officers, directors, or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of the Act.

(x) To the best of the Company’s knowledge, the firm of accountants that have certified or shall certify the applicable financial statements and supporting schedules filed or to be filed with the Commission as part of (or incorporated by reference in) the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants with respect to the Company and any other applicable entity, as required by the Act. The financial statements, together with related schedules and notes, incorporated by reference in the General Disclosure Package, the Prospectus and the Registration Statement comply as to form in all material respects with the requirements of the Act. Such financial statements fairly present the consolidated financial position of the Company, the Subsidiaries and the Partnerships at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, and have been prepared in accordance with generally accepted accounting principles, except as otherwise expressly stated therein, as consistently applied throughout such periods. The other financial and statistical information and data included in the General Disclosure Package, the Prospectus and in the Registration Statement are, in all material respects, accurately presented and prepared on a basis consistent with applicable financial statements and the books and records of the Company, the Subsidiaries and the Partnerships or, with respect to information and data relating to persons other than the Company, the Subsidiaries and the Partnerships, other information available to the Company.

(y) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement, the General Disclosure Package and the Prospectus (or any amendment or supplement thereto), neither the Company, any of the Subsidiaries nor any of the Partnerships has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company, the Subsidiaries and the Partnerships taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company, any Subsidiary or any of the Partnerships, or any material adverse change, or any development (that relates to the Company, the Subsidiaries and the Partnerships or to any of its respective properties or assets) which may reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company, the Subsidiaries and the Partnerships taken as a whole.

(z) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus, the General Disclosure Package or other materials, if any, permitted by the Act.

(aa) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that in all material respects (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) To the Company’s knowledge, neither the Company, any of its Subsidiaries nor any of the Partnerships nor any employee or agent of the Company, any Subsidiary or any Partnership has made any payment of funds of the Company, any Partnership or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

(cc) The Company, each of the Subsidiaries and each of the Partnerships have filed all tax returns required to be filed (except to the extent extensions have been timely filed related thereto), which returns are complete and correct in all material respects, and neither the Company, any Partnership nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

(dd) Assuming due authorization, execution and delivery of the Deposit Agreement by the Depositary, each Share will represent an interest in 1/1,000 of a share of a validly issued, outstanding, fully paid and nonassessable Preferred Share; assuming due execution and delivery of the Depositary Receipts by the Depositary pursuant to the Deposit Agreement, the Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement.

(ee) To the best of the Company’s knowledge, no labor disturbance by the employees of the Company, the Subsidiaries or the Partnerships exists or is imminent that would, individually or in the aggregate, have a Material Adverse Effect. No collective bargaining agreement exists with any of the Company’s employees and, to the best of the Company’s knowledge, no such agreement is imminent.

(ff) The Company has been advised concerning the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it will not become an “investment company” or a company “controlled” by an “investment company” within the meaning of the 1940 Act and such rules and regulations.

(gg) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term “the Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or is deemed to have become effective. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. “Preliminary Prospectus” shall mean any preliminary prospectus or preliminary prospectus supplement relating to the Shares and the Preferred Shares, in each case filed pursuant to Rule 424(b). “Prospectus” shall mean the final prospectus in the form first furnished to the Underwriters for use in connection with the offering of Shares and any Preliminary Prospectus that forms a part thereof and any Prospectus Supplement relating to the Shares that is first filed pursuant to Rule 424(b) after the Execution Time. “Registration Statement” shall mean the Registration Statement referred to in paragraph (a) above, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Act and all exhibits and financial statements thereto, as amended at the Execution Time and, in the event any amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended. “Rule 424” refers to such rule under the Act. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein either pursuant to the terms of the Registration Statement or pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be (collectively, the “Incorporated Documents”); and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(hh) Neither the Company nor any of its subsidiaries has at any time during the last five (5) years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

5. Agreements of the Company.

The Company agrees with the Underwriter as follows:

(a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by the Underwriter or any dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172), file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Underwriter within a reasonable period of time prior to the filing thereof and the Underwriter shall not have objected thereto in good faith.

(b) The Company will notify the Underwriter promptly, and will confirm such advice in writing, (1) when any post-effective amendment to the Registration Statement becomes effective, (2) of the receipt of any comments from or any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, any notice objecting to its use or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the second sentence of Section 5(e) that in the judgment of the Company makes any statement made in the Registration Statement, any Preliminary Prospectus or the Prospectus untrue or that requires the making of any changes in the Registration Statement, any Preliminary Prospectus or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading, and (5) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any Preliminary Prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

(c) The Company will furnish to the Underwriter, without charge, four copies of the signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and will furnish to the Underwriter, without charge copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

(d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

(e) The Company will deliver to the Underwriter, without charge, as many copies of the Prospectus, each Issuer Free Writing Prospectus or any amendment or supplement thereto as the Underwriter may reasonably request. The Company consents to the use of the Prospectus, each Issuer Free Writing Prospectus or any amendment or supplement thereto by the several Underwriter and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Act). If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriter should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, subject to the provisions of Section 5(a) hereof, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to the Underwriter, without charge, such number of copies thereof as the Underwriter may reasonably request. The Company shall not file any document under the Exchange Act before the termination of the offering of the Shares by the Underwriter if such document would be deemed to be incorporated by reference into the Prospectus which is not approved by the Underwriter after reasonable notice thereof. If there occurs an event or development as a result of which the General Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Underwriter so that any use of the General Disclosure Package may cease until it is amended or supplemented. The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Shares, in form and substance satisfactory to the Underwriter, and shall file such Final Term Sheet as an Issuer Free Writing Prospectus pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall provide the Underwriter with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Underwriter or counsel to the Underwriter shall reasonably object.

(f) The Company will cooperate with the Underwriter and counsel to the Underwriter in connection with the registration or qualification of the Shares and the Preferred Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(g) During the period of five years commencing on the date hereof, the Company will furnish to the Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.

(h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail), with respect to the Company, the Subsidiaries and the Partnerships, for a period of 12 months commencing after the Effective Date of the Registration Statement, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 thereunder) and will file such earnings statement as an exhibit to the next periodic report required by Section 13 or 15(d) of the Exchange Act covering the period when the earnings statement is released.

(i) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than by notice given by you terminating this Agreement pursuant to Section 9 or Section 10 hereof) or if this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriter for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriter) reasonably incurred by you in connection herewith.

(j) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares in violation of the Act.

(k) The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(l) The Company will use its best efforts to have the Shares listed, subject to notice of issuance, on the New York Stock Exchange.

(m) The Company represents and agrees that, unless it obtains the prior written consent of the Underwriter, and the Underwriter represents and agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act. Any such free writing prospectus consented to by the Underwriter or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by the Underwriter of a free writing prospectus that (a) is not an Issuer Free Writing Prospectus as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Shares or their offering or (ii) information that describes the final terms of the Shares or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 5(e).

6. Conditions of Underwriter’s Obligations.

The obligation of the Underwriter to purchase the Shares hereunder are subject to the following conditions:

(a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

(b) The Registration Statement (including any post-effective amendment thereto) shall have become effective not later than 5:00 P.M., New York City time, on the date of this Agreement, or at such later date and time as shall be consented to in writing by the Underwriter, and all filings, if any, required by Rules 424 and 430B under the Act shall have been timely made; and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, contemplated by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Underwriter.

(c) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company, the Subsidiaries or the Partnerships not contemplated by the Prospectus, which in your opinion, as Underwriter, would materially, adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any officer or trustee of the Company which makes any statement made in the Prospectus untrue in any material respect or which, in the opinion of the Company and its counsel or the Underwriters and its counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, as Underwriter, adversely affect the market for the Shares. On the Closing Date, the Underwriters shall have received a certificate dated the Closing Date, signed by each of the President and Chief Financial Officer of the Company confirming the matters set forth in Sections 6(a), (b) and (c).

(d) The Underwriters shall have received an opinion, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriters, from Stephanie Heim, counsel for the Company, to the effect that:

(i) Each of the Subsidiaries and the Partnerships has been duly organized and is validly existing (in the case of each of the Subsidiaries, as a corporation) in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to own or lease and occupy its properties and conduct its business as described in the General Disclosure Package and the Prospectus, and each of the Company and the Subsidiaries is duly qualified to do business, and is in good standing, in each jurisdiction which requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect.

(ii) All of the Company’s ownership interests in the Partnerships are owned free and clear of any perfected security interest and, to my knowledge, after due inquiry, any other security interests, claims, liens or encumbrances.

(iii) The forms of certificates for the Shares are in valid and sufficient form in compliance with New York Stock Exchange requirements.

(iv) To the best of my knowledge, after due inquiry, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or arbitrator involving the Company, any of the Subsidiaries or any of the Partnerships of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Preliminary Prospectus and the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or the General Disclosure Package and Prospectus, or to be filed as an exhibit, which is not described or filed as required; and, to the best of my knowledge, after due inquiry, the statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 under Part II, Item 7 - “Management’s Discussion and Analysis of Financial Condition and Results of Operations –Requirement to Pay Distributions” and under Part III, Item 13 - “Certain Relationships and Related Transactions and Director Independence” fairly summarize the matters therein described in all material respects.

(v) The Registration Statement and the Prospectus and any amendment or supplement thereto comply as to form in all material respects with the requirements for the use of Form S-3 and the rules and regulations thereunder, and the Registration Statement and the Prospectus and any amendment or supplement thereto (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules thereunder and each of the Incorporated Documents (or, if any amendment with respect to any such document was filed, when such document was filed), complied as to form in all material respects with the requirements of the Exchange Act and the rules thereunder (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion).

(vi) No consent, approval, authorization or order of any court or governmental agency, authority or body is required for the execution by the Company of the Agreement or the Deposit Agreement, the performance by the Company of its obligations hereunder or thereunder or the consummation of the transactions contemplated herein or therein, except such as have been obtained under the Act and the Exchange Act and such as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution by the Underwriter of the Shares.

(vii) The execution, delivery and performance by the Company of the Agreement and the Deposit Agreement do not violate New York law.

(viii) The Company, each Subsidiary and each Partnership have all requisite power and authority, and, to the best knowledge of such counsel, after due inquiry, all necessary material authorizations, approvals, orders, licenses, certificates and permits of and from all regulatory or governmental officials, bodies and tribunals, to own or lease their respective properties and to conduct their respective businesses as now being conducted and as described in the Prospectus; and, to the best of my knowledge, after due inquiry, all such authorizations, approvals, licenses, certificates and permits are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, and the Company, each Subsidiary and each Partnership are complying with all applicable laws, the violation of which could have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

(ix) The Company is not in violation of its Declaration of Trust or bylaws and each of the Subsidiaries are not in violation of its articles of incorporation or by-laws, and each of the Partnerships is not in violation of its respective partnership agreement, and to the best of my knowledge, after due inquiry, neither the Company, the Subsidiaries nor any Partnership is in default in the performance of any obligation, agreement or condition contained in any loan, note or other evidence of indebtedness or in any indenture, mortgage, deed of trust or any other material agreement by which it or its properties are bound, except for such defaults as could not, individually or the aggregate, have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

(x) Neither the issue and sale of the Shares nor the consummation of any of the other transactions contemplated by the Agreement (including without limitation the execution, delivery and performance of the Deposit Agreement, the issuance and deposit of the Preferred Shares in accordance with the Deposit Agreement and the consummation of the transactions contemplated therein) nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or constitute a default under any law or the articles of incorporation or by-laws of the Subsidiaries or the partnership agreement of any of the Partnerships or the terms of any indenture or other agreement or instrument known to me and to which the Company, any of the Subsidiaries or any of the Partnerships is a party or is bound or any judgment, order or decree known to me to be applicable to the Company, any of the Subsidiaries or any of the Partnerships of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company, any of the Subsidiaries or any of the Partnerships.

(xi) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except as provided therein.

(xii) Any required filing of the Statutory Prospectus or the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 of the Act has been made in the manner and within the time period required by Rule 433(d) of the Act; and, to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened.

(xiii) To the best of such counsel’s knowledge, after reasonable inquiry, neither the Company, any of the Subsidiaries nor any of the Partnerships is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company, any of the Subsidiaries or any of the Partnerships or of any decree of any court or governmental agency or body having jurisdiction over the Company, any of the Subsidiaries or any of the Partnerships, the violation of which could have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

(xiv) The statements in the Registration Statement, the General Disclosure Package and the Prospectus, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate and present fairly the information required to be shown in all material respects.

(xv) The Company, the Subsidiaries and the Partnerships own or have the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and, other than routine proceedings which if adversely determined would not materially affect the business of the Company, the Subsidiaries and the Partnerships taken as a whole as described in the General Disclosure Package and the Prospectus, such counsel is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company, the Subsidiaries and the Partnerships with respect to the foregoing.

(xvi) Except as described in the General Disclosure Package and the Prospectus and in Section 4(t) of the Agreement, to the best of such counsel’s knowledge, after reasonable inquiry, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company.

(xvii) Except as described in the General Disclosure Package and the Prospectus and in Section 4(t) of the Agreement, to the best of such counsel’s knowledge, after reasonable inquiry, there is no holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Shares or the Preferred Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

(xviii) When the Shares evidenced by the Depositary Receipts are issued and delivered in accordance with the terms of the Deposit Agreement against the deposit of duly authorized and issued, fully paid and nonassessable Preferred Shares, the Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement.

(xix) Assuming due authorization, execution and delivery by the Depositary, the Deposit Agreement constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and (regardless of whether a proceeding is considered at law or in equity).

(xx) The depositary receipts evidencing the Shares, upon due counter signature thereof and issuance against a deposit of the Preferred Shares in accordance with the Deposit Agreement, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and Deposit Agreement.

In addition, such counsel shall state that she has participated in conferences with representatives of the Underwriter, and with officers and other representatives of the Company and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement, the General Disclosure Package and the Prospectus and related matters were discussed and, although such counsel does not pass upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package and the Prospectus, on the basis of the foregoing (relying as to certain factual matters on the information provided to such counsel by the Company and not on an independent investigation, but in the absence of information to the contrary), no facts have come to such counsel’s attention which leads such counsel to believe that any part of the Registration Statement, when such part became effective or was deemed to have become effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel need not express any comment with respect to the financial statements and other financial data included in the Registration Statement or Prospectus. In addition, such counsel shall state that no facts have come to such counsel’s attention which leads such counsel to believe that the documents included in the General Disclosure Package, all considered together, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel need not express any comment with respect to the financial statements and other financial data included in the General Disclosure Package.

(e) The Underwriter shall have received an opinion, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriter, from Hogan Lovells US LLP, counsel for the Company, to the effect that:

(i) The Company is validly existing as a Maryland real estate investment trust and in good standing under the laws of the State of Maryland. The

Company has the trust power to own, lease and occupy its current properties and to conduct its business as described in the General Disclosure Package and the Prospectus.

(ii) The statements in the Prospectus under the heading “Material U.S. Federal Income Tax Considerations” and the statements in the Prospectus Supplements under the heading “Additional Material U.S. Federal Income Tax Consequences” and “Risk Factors – We may pay some taxes, reducing cash available for shareholders,” to the extent that they describe matters of federal income tax law or federal income tax legal conclusions, are correct in all material respects.

(iii) Based upon current law, including relevant statutes, regulations and judicial and administrative precedent (which law is subject to change on a retroactive basis), and subject to the limitations and qualifications set forth in such counsel’s tax opinion, the Company is organized and currently operates in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and the Company’s proposed method of operation (as described in the Prospectus, Prospectus Supplements and the Management Representation Letter) will enable the Company to continue to meet the requirements for qualification and taxation as a REIT for the taxable year ending December 31, 2011, and for subsequent taxable years.

(iv) The Company’s authorized equity capitalization is as set forth in the General Disclosure Package and the Prospectus. No holder of outstanding shares of beneficial interest in the Company has any statutory preemptive right under the Maryland REIT Law or, to such counsel’s knowledge any contractual right to subscribe for any of the Shares or the Preferred Shares.

(v) The Preferred Shares have been duly authorized and when issued in accordance with the provisions of the Agreement, will be validly issued fully paid and nonassessable. The deposit of the Preferred Shares in accordance with the Deposit Agreement has been duly authorized.

(vi) The Company has the trust power and authority to enter into and perform its obligations under the Agreement and the Deposit Agreement and to issue, sell and deliver the Shares and to issue and deliver the Preferred Shares. The Agreement, and the Deposit Agreement have been, duly authorized, executed and delivered by the Company.

(vii) The execution, delivery and performance by the Company of the Agreement and the Deposit Agreement do not violate the declaration of trust or by-laws of the Company, or any provision of the Maryland REIT law.

(viii) The information in the Prospectus Supplement under the caption “Description of Preferred Shares and Depositary Shares” and in the Prospectus under the caption “Description of Preferred Shares,” to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by us and is accurate in all material respects. The Company’s shares of beneficial interest conform as to legal matters in all material respects to the descriptions thereof set forth in the Prospectus and the General Disclosure Package.

(f) The Underwriter shall have received an opinion, dated the Closing Date from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Underwriter, with respect to the Registration Statement, the General Disclosure Package, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Underwriter, and such counsel shall have been provided by the Company with such documents and information as they may reasonably request to enable them to pass on such matters.

(g) You shall have received letters addressed to you, as Underwriter, and dated the date hereof and the Closing Date from Ernst & Young LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

(h) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued, no notice objecting to its use shall have been received and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any material change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement, the General Disclosure Package and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company, the Subsidiaries and the Partnerships taken as a whole; (iv) the Company, the Subsidiaries and the Partnerships shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company, the Subsidiaries, and the Partnerships, taken as a whole, other than those reflected in the Registration Statement, the General Disclosure Package and the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 6(h) and in Section 6(i) hereof.

(i) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained or contained in the Deposit Agreement and required to be performed or complied with by it hereunder or thereunder at or prior to the Closing Date.

(j) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have requested.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

Any certificate or document signed by any officer of the Company and delivered to you, as Underwriter, or to counsel for the Underwriter, shall be deemed a representation and warranty by the Company to the Underwriter as to the statements made therein.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to you furnished in writing to the Company by or on behalf of you expressly for use in connection therewith. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

(b) If any action, suit or proceeding shall be brought against you or any person controlling you in respect of which indemnity may be sought against the Company, you or such controlling person shall promptly notify the Company (but failure to so notify the Company shall not relieve the Company from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement) and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. You or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of you or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed promptly to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both you or such controlling person and the Company and you or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of you or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for you and such controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by you, and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless you, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

(c) You agree, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to you, but only with respect to information relating to you furnished in writing by or on behalf of you expressly for use in the Registration Statement, the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus, any Preliminary Prospectus, or any Issuer Free Writing Prospectus or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), you shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof you shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at your expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to you by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which you may otherwise have.

(d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraph (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and you on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and you on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by you, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and you on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by you on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and you agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, you shall not be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by you and distributed to the public exceeds the amount of any damages which you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(g) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(b) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 7(b) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent such indemnifying party considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

(h) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of you or any person controlling you, the Company, its directors or officers, or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to you or any person controlling you, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

8. Expenses.

The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Preliminary Prospectus, the Prospectus, any Permitted Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging and any costs associated with electronic delivery) of such copies of the Registration Statement, the Preliminary Prospectus, the Prospectus, any Permitted Free Writing Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares and the Preferred Shares, including any stamp taxes in connection with the original issuance and sale of the Shares and the Preferred Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda, the Deposit Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares and the Preferred Shares; (v) the fees and expenses of the Depositary, including the fees and disbursements of counsel for the Depositary, if any; (vi) the registration of the Shares under the Exchange Act and the listing of the Shares on the New York Stock Exchange; (vii) the registration or qualification of the Shares and the Preferred Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(f) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriter relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (viii) the filing fees and the fees and expenses of counsel for the Underwriter in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc.; (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xi) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriter caused by a breach of the representation in Section 4(c).

9. Effective Date of Agreement.

This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared or become effective before the offering of the Shares may commence, when notification of the effectiveness of such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or, by you by notifying the Company.

Any notice under this Section 9 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

10. Termination.

This Agreement shall be subject to termination in your absolute discretion, without liability on the part of you to the Company by notice to the Company, if prior to the Closing Date, (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the business, properties, net worth or results of operations of the Company, the Subsidiaries or the Partnerships, whether or not arising in the ordinary course of business, (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (iii) a general moratorium on commercial banking activities in New York or California shall have been declared by either federal or state authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by you. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

11. Information Furnished by the Underwriters.

The statements set forth in the last paragraph on the cover page and the statements in the seventh and the eighth paragraph under the caption “Underwriting” in the Prospectus

Supplement constitute the only information furnished by the Underwriter as such information is referred to in Sections 4(b), 4(c) and 7 hereof.

12. Miscellaneous.

Except as otherwise provided in Sections 3, 9 and 10 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company, Public Storage, 701 Western Avenue, 2nd Floor, Glendale, California 91201-2397, Attention: Legal Department, or (ii) if to you, care of: Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, NY1-100-18-03, New York, NY 10036, Attention: High Grade Transaction Management/Legal.

This Agreement has been and is made solely for the benefit of the Underwriter, the Company, their respective directors, trustees and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term “successor” nor the term “successors and assigns” as used in this Agreement shall include a purchaser from the Underwriter of any of the Shares in his status as such purchaser.

13. Applicable Law; Counterparts.

This agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law.

This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

14. No Advisory or Fiduciary Relationships.

The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter and any affiliate through which it may be acting, on the other, (b) the Underwriter is acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriter in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering of the Shares (irrespective of whether the Underwriter has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with the offering of the Shares or the process leading thereto.

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriter.

Very truly yours,

PUBLIC STORAGE

By:	/s/ John Reyes
	Name:	John Reyes
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

Confirmed as of the date first

above mentioned on behalf of

itself.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Shawn Cepeda
Name:	Shawn Cepeda
Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

PUBLIC STORAGE

1,200,000 Depositary Shares

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,200,000

Total	1,200,000

SCHEDULE II

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-167458

April 29, 2011

PUBLIC STORAGE

1,200,000 DEPOSITARY SHARES

EACH REPRESENTING 1/1000 OF A 6.5% CUMULATIVE

PREFERRED SHARE OF BENEFICIAL INTEREST, SERIES Q

Final Term Sheet

Issuer:	Public Storage (PSA)

Security:	Depositary Shares Each Representing 1/1000 of a 6.5% Cumulative Preferred Share of Beneficial Interest, Series Q

Size:	1,200,000 depositary shares

Type of Security:	SEC Registered - Registration Statement No. 333-167458

Public Offering Price:	$25.00 per depositary share, plus accrued interest from and including April 14, 2011; $30,108,333.33 total

Underwriting Discounts and Commissions:	$0.50 per share; $600,000 total

Proceeds to the Company, before expenses:	$29,508,333.33 total

Estimated Company Expenses:	$50,000, other than underwriting discounts and commissions

Bookrunner:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

Underwriting:

Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,200,000

Distribution Rights:	6.5% of the liquidation preference per annum; Distributions begin on June 30, 2011 (prorated from April 14, 2011)

Redemption:	The depositary shares may not be redeemed until on or after April 14, 2016, except in order to preserve our status as a real estate investment trust.

Settlement Date:	May 4, 2011 (T+3)

Selling Concession:	$0.30/depositary share

Reallowance to other dealers:	$0.45/depositary share

CUSIP Number:	74460D 141

ISIN Number:	US74460D1413

The Issuer has filed a registration statement (including a prospectus with the SEC) and preliminary prospectus supplement for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, the underwriter or any dealer participating in the offering will arrange to send you the prospectus or preliminary prospectus supplement if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free 1-800-294-1322.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

ANNEX A

Subsidiaries

North America:

Shurgard European Holdings, LLC
SEI Arlington Acquisition Corporation
SEI Hypoluxo Acquisition Corporation
SEI - North Bergen Acquisition Corporation
PSCC Inc.
Stor-Re Mutual Insurance Company, Inc
PS Orangeco, Inc.
Public Storage Pickup & Delivery, Inc.
PSI Institutional Advisors, Inc.
PS LPT Properties Investors
PS Insurance Company-Hawaii, Ltd.
SEI - Firestone Acquisition Corporation
Shurgard Storage Centers, LLC
SSC Property Holdings, LLC
CCP-Shurgard Venture, LLC
Shurgard/Morningstar Storage Centers, LLC
ESM of Charlotte, LLC
Highway 29, LLC
MSC Lexington, LLC
Pineville Mini-Storage, LLC
Panhandle, LLC
Benson Mini-Storage, LLC
Amity Mini-Storage, LLC
Morningstar Charlotte, LLC
Albemarle Mini-Storage of Charlotte, LLC
MSC WSB, LLC
Indianland, LLC
MLPGP, LLC
Morningstar Limited Partnership
MLP Portfolio LLC
MSC Garners Ferry, LLC
MSC Greenville, LLC
MSC Spartanburg, LLC
MSC Rockingham, LLC
MSC Monroe, LLC
MSC Salisbury, LLC
MSC Thunderbird (North Tryon)

Europe:

Shurgard Self Storage SCA

Shurgard France SAS
Shurgard Storage Centers Sweden KB
Shurgard Nederland BV
Shurgard Storage Centres UK Ltd.
Shurgard Self Storage Europe Limited (Guernsey)
Shurgard C.V.
Shurgard Luxembourg SARL
Shurgard UK West London Ltd.
Shurgard Europe SPRL
Shurgard Self Storage Europe Limited
Shurgard Self Storage Luxembourg S.a.r.l.
SSC Luxembourg S.a.r.l.

ANNEX B

Partnerships

PS Partners, Ltd. (“PSPI”)

PS Partners II, Ltd. (“PSPII”)

PS Partners III, Ltd. (“PSPIII”)

PS Partners IV, Ltd. (“PSPIV”)

PS Partners V, Ltd. (“PSPV”)

PS Partners VI, Ltd. (“PSPVI”)

PS Partners VIII, Ltd. (“PSPVIII”)

PSAF Development Partners, L.P. (“PSAF LP”)

PSAC Development Partners, L.P. (“PSAC LP”)

PSA Institutional Partners, L.P.

Shurgard Evergreen LP

Shurgard-Fremont Partners I

Shurgard-Fremont Partners II

Shurgard-South Orange Joint Venture

Shurgard-Ovideo Joint Venture

Shurgard-Maitland Joint Venture

Shurgard-South Semoran Joint Venture

Shurgard-Daytona Beach Joint Venture

Shurgard-Brandon Joint Venture

Shurgard-Eau Gallie Joint Venture

Shurgard-Hyde Park Joint Venture

Shurgard-Carrollwood Joint Venture

Shurgard-Vineland Joint Venture

Shurgard-West Waters Joint Venture

Shurgard-Oldsmar Joint Venture

Shurgard-Colonial Town Joint Venture

Shurgard-Alafaya Joint Venture, LLC

Shurgard-LIP Self Storage Partnership LLP

Shurgard-Red Bug Joint Venture

Shurgard-West Town Joint Venture

Shurgard-Ormond Beach Joint Venture

Shurgard-University Partnership, LLP

Shurgard-Hunt Club Partnership, LLP